UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934

Date of Report (Date of earliest event reported):October 24, 2001


              CONSOLIDATED FREIGHTWAYS CORPORATION

                  Commission File Number  1-12149

              Incorporated in the State of Delaware
          I.R.S. Employer Identification No. 77-0425334

             16400 S.E. CF Way, Vancouver, WA 98683
                 Telephone Number (360) 448-4000




Item 5. Other Events

   On October 24, 2001, the Company entered into a six-month, $50 million revolving credit facility, secured by real property, to provide for working capital needs and other general corporate purposes. Borrowings bear interest at LIBOR plus 350 basis points. Of the $50 million, $25 million is available and will be used to reduce outstanding borrowings under the Company's existing credit facility. Of the availability created under the existing credit facility, $15 million will be used for letter of credit needs and $10 million will be restricted for existing credit facility needs. The remaining $25 million under the new facility will be available on or after November 30, 2001, provided the Company meets certain operational and financial performance measures. However, achievement of those measures is expected to be difficult without improvement in the market for trucking services.

   The credit agreement is filed as Exhibit 99.1 to this Form 8-K.

   This Form 8-K should be read in conjunction with the Company's other public filings with the Securities and Exchange
Commission including the Company's Form 10-Q for the quarterly period ending June 30, 2001, as filed on August 14, 2001.


Item 7.  Financial Statement and Exhibits

      Exhibits

          99.1 Credit  Agreement  dated as of  October  24,  2001
               between  Consolidated Freightways Corporation,  as
               Borrower,    and    General    Electric    Capital
               Corporation,   as Lender.



                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Consolidated Freightways Corporation
                         (registrant)



October 25, 2001              /s/Robert E. Wrightson
                                 Robert E. Wrightson
                                 Executive Vice President and
                                  Chief Financial Officer